Exhibit 10.46

***Text Omitted and Filed Separately

with the Securities and Exchange Commission

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406.

Execution Copy

AMENDMENT #5 TO THE PRODUCT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Amendment (this “Amendment”) is entered into and made effective as of June 6, 2013 (the “Amendment Date”) by and between Regulus Therapeutics Inc., a Delaware corporation having its principal place of business at 3545 John Hopkins Court, Suite 210, San Diego, CA 92121 USA (“Regulus”) and Glaxo Group Limited, a company existing under the laws of England and Wales, having its registered office at 980 Great West Road, Brentford, Middlesex TW8 9GS, England (“GSK”).

Regulus and GSK are each referred to herein by name or as a “Party” or, collectively, as the “Parties”.

RECITALS

WHEREAS, Regulus and GSK are parties to the Product Development and Commercialization Agreement dated 17 April 2008, as amended by an amendment dated 24 February 2010 (“Amendment No. 1”), a further amendment dated 16 June 2010 (“Amendment No. 2”) and a further amendment dated 30 June 2011 (“Amendment No. 3”) and a further amendment dated 29 June 2012 (“Amendment No. 4”) (collectively, the “Agreement”).

WHEREAS, the Parties added Mir-122 as one of the Collaboration Targets under the Agreement and have collaborated under the Mir-122 Research Program (the “Mir-122 Research Program”) (Amendment No. 1).

WHEREAS, Regulus now wishes to develop […***…] independently of the Mir-122 Research Program.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be hereby bound, do hereby agree as follows:

1.

As of the Amendment Date, […***…] shall no longer be a Collaboration Compound under the Agreement. Therefore, as of the Amendment Date, and in each case only with respect to […***…] and Pro-Drug or other formulations thereof (hereinafter “[…***…]”):

a.	GSK will have no future Program Option under Article 4 of the Agreement;

b.	GSK will have no further milestone or royalty obligations to Regulus under Article 6 of the Agreement (and no such payments are outstanding as at the

1.

***Confidential Treatment Requested

Amendment Date), and Regulus will have no Reverse Royalty obligations to GSK under Section 6.7 of the Agreement;

c.	The exclusivity provisions of Sections 7.1 and 7.2 of the Agreement will not apply and Regulus (or a Third Party to whom Regulus has sublicensed its rights) shall be free to Develop, Manufacture and/or Commercialize […***…];

d.	The indemnification obligations of Regulus shall remain in force and effect including those which may arise due to the Commercialization activities by or on behalf of Regulus under Section 11.2.4 of the Agreement;

e.	For the purposes of this Amendment, “Pro-drug” means any inert component added to […***…] in order to improve the delivery, bioavailability, absorption, metabolism or excretion of
[…***…] in the human body.

2.        As of the Amendment Date, Regulus shall have no obligation to perform any further Research or Development activities under the Mir-122 Research Program unless mutually agreed in writing by the Parties, and except as provided in Section 1.4 of Amendment No.1.

3.        As of the Amendment Date, the last sentence of section 1.4.1 of Amendment No.1 shall be deleted, so that the rights and obligations set out in Section 1.4 of Amendment No.1 shall continue to apply whether or not the Mir-122 Research Program remains an active Program under the Agreement. Such rights and obligations shall survive any intervening termination or expiration of the Research Collaboration Term for the Mir-122 Research Program which may otherwise occur under the terms of the Agreement, and exercise of such rights by GSK at any time after such termination or expiration shall serve to re-instate the Research Collaboration Term (as necessary) for the Mir-122 Research Program.

4.        For the avoidance of doubt, Mir-122 remains a Collaboration Target and this Amendment #5 does not affect the Parties’ rights and obligations under the February 24, 2010 Exclusive License and Non-Exclusive Option agreement between the Parties.

5.        Regulus shall issue a press release concurrently with any required governmental disclosure relating to the matters set out in this Amendment and shall comply with the terms of the Agreement in relation to any such disclosure.

6. General

6.1

Capitalized terms not otherwise defined herein will have the meanings given in the Agreement. Except as otherwise expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

6.2

Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Amendment.

2.

***Confidential Treatment Requested

6.3

This Amendment may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Amendment from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

[SIGNATURES APPEAR ON NEXT PAGE]

3.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Date.

/s/ Kleanthis G. Xanthopoulos	/s/ Paul Williamson

For and on behalf of	For and on behalf of

REGULUS THERAPEUTICS INC.	GLAXO GROUP LIMITED

4.

EXHIBIT A

[…***…]

[…***…]	[…***…]
[…***…]	[…***…]
[…***…]

5.

***Confidential Treatment Requested